CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

HAMPTONS EXTREME, INC.

Hamptons Extreme, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

1.           That the name of the Corporation is Hamptons Extreme, Inc.

2.           That this amendment to the Amended Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the Corporation’s board of directors (the “Board”) and by a majority of the Corporation’s stockholders by written consent without a meeting in accordance with Section 228 of the General Corporation Law of the State of Delaware.

3.           The Corporation’s amended Certificate of Incorporation (the “Certificate”) is amended as follows:

A.           By deleting Article FIRST thereof in its entirety and substituting, in lieu of said Article FIRST, the following new Article FIRST:

“FIRST:  The name of the corporation (hereinafter called the “corporation”) is CHINA POLYPEPTIDE GROUP, INC.”

B.           Article FOURTH of the Certificate is amended by adding the following as Section 4 of Article FOURTH:

4.           Forward Stock Split

Upon the filing of this Amendment to the corporation’s Amended Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”) each outstanding share of Common Stock of the corporation (the “Old Common Stock”) shall be split up and converted into eight (8) shares of Common Stock (the “New Common Stock”).  This stock split of the outstanding shares of Common Stock shall not affect the total number of shares of Common Stock that the Company is authorized to issue, which shall remain as set forth in the first sentence of this Article FOURTH.

The forward split of the Old Common Stock effected by the foregoing paragraph shall be referred to herein as the “Forward Split.” The Forward Split shall occur without any further action on the part of the corporation or the holders of shares of New Common Stock and whether or not certificates representing such holders’ shares prior to the Forward Split are surrendered for cancellation. No fractional interest in a share of New Common Stock shall be deliverable upon the Forward Split.  Stockholders who otherwise would have been entitled to receive any fractional interests in the New Common Stock, in lieu of receipt of such fractional interest, be entitled to receive from the corporation an amount in cash equal to the fair value of such fractional interest as of the time of the Forward Split. All references to “Common Stock” in this Certificate of Incorporation shall be to the New Common Stock.

The Forward Split will be effected on a stockholder-by-stockholder (as opposed to certificate-by-certificate) basis. Certificates dated as of a date prior to the Effective Time representing outstanding shares of Old Common Stock shall, after the Effective Time, represent a number of shares equal to the same number of shares of New Common Stock as is reflected on the face of such certificates, multiplied by eight (8) and rounded down to the nearest whole number. The corporation shall not be obliged to issue new certificates evidencing the shares of New Common Stock outstanding as a result of the Forward Split unless and until the certificates evidencing the shares held by a holder prior to the Forward Split are either delivered to the corporation or its transfer agent, or the holder notifies the corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the corporation to indemnify the corporation from any loss incurred by it in connection with such certificates. Every share number, dollar amount and other provision contained in this Certificate of Incorporation has been adjusted for the Forward Split, and there shall be no further adjustments made to such share numbers, dollar amounts or other provisions, except in the case of any stock splits, stock dividends, reclassifications and the like occurring after the Effective Time.

4.           The forgoing amendments to the Amended Certificate of Incorporation herein certified have been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Dongliang Chen, its Chief Executive Officer, this 30th day of November, 2009.

HAMPTONS EXTREME, INC.

By:	/s/ Dongliang Chen
Dongliang Chen
Chief Executive Officer